Exhibit 10.19

ECHELON CORPORATION

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is by and between Echelon Corporation (the “Company) and Ronald A. Sege (“Executive”).

1. Duties and Scope of Employment.

(a) Positions and Duties. Commencing August 19, 2010 (the “Effective Date”), Executive will serve as the Company’s President and Chief Executive Officer, reporting directly to the Company’s Board of Directors (the “Board”). As of the Effective Date, Executive will render such business and professional services in the performance of his duties, consistent with Executive’s position within the Company, as will reasonably be assigned to him by the Board. Executive’s principal place of employment shall be at the Company’s offices located at 550 Meridian Ave., San Jose, California. The period Executive is employed by the Company under this Agreement is referred to herein as the “Employment Term.”

(b) Board Membership. Executive will be appointed to serve as a member of the Board as of the Effective Date. At each annual meeting of the Company’s stockholders during the Employment Term upon which Executive’s term as Board member is scheduled to expire, the Company will nominate Executive to serve as a member of the Board. Executive’s continued service as a member of the Board will be subject to any required stockholder approval. Upon the termination of Executive’s employment for any reason, unless otherwise requested by the Board, Executive will be deemed to have resigned from the Board (and all other positions held at the Company and its affiliates) voluntarily, without any further action by Executive, as of the end of Executive’s employment and Executive, at the Board’s request, will execute any documents necessary to reflect his resignation.

(c) Obligations. During the Employment Term, Executive will devote Executive’s full business efforts and time to the Company and will use good faith efforts to discharge Executive’s obligations under this Agreement to the best of Executive’s ability and in accordance with the Company’s Code of Conduct. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation, or consulting activity, including membership of boards of directors or advisors, for any direct or indirect remuneration without the prior approval of the Board of Directors of the Company (the “Board”); provided, however, that Executive may serve as a member of the Board of Directors (and committees thereof) of one privately-held company that is not competitive with the Company and as a member of the Board of Directors (and committees thereof) of one publicly-held company that is not competitive with the Company, so long as, in either case, it does not interfere with his duties hereunder, and only upon prior approval of the Board or an appropriate committee thereof (which shall not be unreasonably withheld). Executive may also, with the prior approval of the Board or an appropriate committee thereof (which shall not be unreasonably withheld), provide advisory or mentoring advice on a limited basis to early stage privately-held companies associated with Executive’s acquaintances in exchange for equity interests in such companies, so long as such companies are not competitive with the Company.

(d) Representation. Executive hereby represents and warrants to the Company that Executive is not party to any contract, understanding, agreement or policy, written or otherwise, that would be breached by Executive’s entering into, or performing services under, this Agreement. Executive further represents that as of the date of this Agreement, other than those disclosed to the Company in writing, there are no threatened, pending, or actual claims against Executive of which he is aware as a result of his employment with any previous employer or his membership on any boards of directors.

(e) Other Entities. Executive agrees to serve and may be appointed, without additional compensation, as an officer and director for each of the Company’s subsidiaries, partnerships, joint ventures, limited liability companies and other affiliates, including entities in which the Company has a significant investment as determined by the Company. As used in this Agreement, the term “affiliates” will include any entity controlled by, controlling, or under common control of the Company.

2. At-Will Employment. Executive and the Company agree that Executive’s employment with Company constitutes “at-will” employment. Executive and the Company acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party, with or without Cause or Good Reason (as each such term is defined in Section 10 below), at the option either of the Company or the Executive. However, as described in this Agreement, Executive may be entitled to severance benefits depending upon the circumstances of Executive’s termination of employment.

3. Compensation.

(a) Base Salary. As of the Effective Date, the Company will pay Executive an annual salary of $400,000 as compensation for his services (such annual salary, as is then effective, to be referred to herein as “Base Salary”). The Base Salary will be paid periodically in accordance with the Company’s normal payroll practices and be subject to the usual, required withholdings.

(b) Annual Incentive. For 2010, Executive will be eligible to receive an annual incentive equal to 100% of Executive’s Base Salary, pro-rated for the partial year, subject to Executive remaining employed by the Company through December 31, 2010, and payable on December 31, 2010. Thereafter, Executive will be eligible to receive annual incentives payable for the achievement of performance goals established by the Compensation Committee of the Board following consultation with the Executive and based on a management operating plan acceptable to the Board. For 2011, such performance goals will be established no later than December 31, 2010. Commencing in 2012, such performance goals will be established no later than March 31 of each year. During the Employment Term, Executive’s target annual incentive will be not less than 100% of Base Salary (“Target Annual Incentive”), with a maximum potential opportunity of 150% of the Target Annual Incentive. The actual earned annual incentive, if any, payable to Executive for any performance period will depend upon the extent to which the applicable performance goal(s)

specified by are achieved or exceeded. Annual incentives shall be paid in cash, in stock-settled one hundred percent (100%) vested Performance Shares under the Company’s 1997 Stock Plan (the “1997 Stock Plan”), or in a mixture of both as soon as practicable following the determination that the specified goals have been met. In no event shall payment be made later than March 15th of the year following the year in which the incentive was earned.

(c) Equity

(i) Stock Appreciation Right. On the Effective Date, Executive will be granted stock-settled stock appreciation rights to purchase two hundred and fifty thousand (250,000) shares of Company common stock (the “SAR Grant”). The exercise price will be at a per share exercise price equal to the closing price per share of Company common stock on Nasdaq Global Market on the Effective Date. Subject to accelerated vesting upon certain terminations of employment as set forth herein, the SAR Grant will be scheduled to vest at a rate of 25% on each anniversary of the grant over four (4) years subject to Executive’s continued employment with the Company on each scheduled vesting date. In the event of a termination of employment either by the Company without Cause or by the Executive for Good Reason all SAR Grant Shares that remain unvested as of Executive’s termination date shall remain outstanding but unvested until the three (3) month anniversary of such termination. In the event a Change in Control occurs during such three (3) month period, all then unvested SAR Grant Shares shall become vested immediately prior to the occurrence of such Change of Control in accordance with Section 8(b) below. The SAR Grant will have a maximum term of seven (7) years and will otherwise be subject to the terms and conditions of the 1997 Stock Plan. The SAR Grant agreement is attached hereto as Exhibit A.

(ii) Restricted Stock. On the Effective Date, Executive will be granted one hundred and twenty-five thousand (125,000) restricted shares of Company Common Stock (the “Restricted Stock Grant”). Subject to accelerated vesting upon certain terminations of employment as set forth herein, the Restricted Stock Grant will be scheduled to vest at a rate of 25% on each anniversary of the grant over four (4) years subject to Executive’s continued employment with the Company on each scheduled vesting date. In the event of a termination of employment either by the Company without Cause or by the Executive for Good Reason all unvested shares subject to the Restricted Stock Grant as of Executive’s termination date shall remain outstanding in escrow but unvested until the three (3) month anniversary of such termination. In the event a Change in Control occurs during such three (3) month period, all then unvested shares subject to the Restricted Stock Grant shall become vested immediately prior to the occurrence of such Change of Control in accordance with Section 8(b) below. The Restricted Stock Grant agreement is attached hereto as Exhibit B.

(iii) Performance Grant. On the Effective Date, Executive will be granted one hundred and twenty-five thousand (125,000) restricted shares of Company Common Stock (the “Performance Grant”). Fifty percent (50%) of the Performance Grant will vest only if Executive remains employed with the Company through the first anniversary of the grant date and only if the Company reports four consecutive quarters of cumulative non-GAAP operating profitability following the Effective Date and on or prior to April 1, 2015. The remaining fifty percent (50%) of the Performance Grant will vest only if Executive remains employed with the Company through the second anniversary of the grant date and only if the Company reports a completed Company fiscal year with non-GAAP operating profit equal to or exceeding five percent (5%) of the Company’s GAAP annual revenue following the Effective Date and on or prior to April 1, 2015. In the event that some or all of the performance criteria in the preceding two sentences are not satisfied on or prior to April 1, 2015, the unvested shares subject to the Performance Grant shall expire unvested and be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company, unless the Board, in its sole discretion based upon the facts and circumstances, elects to treat all or a portion of the performance criteria satisfied with respect to such unvested shares and cause all or a portion of the unvested Performance Grant to become vested on such date. For the purpose of calculating non-GAAP operating profit, the Company’s GAAP operating profit shall be adjusted in the manner the Company uses for publicly reporting non-GAAP financial measures and shall exclude equity compensation expenses and any other extraordinary and one-time expenses, as reasonable determined by the Compensation Committee of the Board. Each tranche of the Performance Grant shall vest on the first date that both the service-based vesting requirement and the profit-based metric are attained. In all events, the vesting of the Performance Grant is further subject to Executive remaining employed with the Company through the vesting date; provided, however, in the event of a termination of employment either by the Company without Cause or by the Executive for Good Reason all unvested shares subject to the Performance Grant as of Executive’s termination date shall remain outstanding in escrow but unvested until the three (3) month anniversary of such termination. In the event a Change in Control occurs during such three (3) month period, all then unvested shares subject to the Performance Grant shall become vested immediately prior to the occurrence of such Change of Control in accordance with Section 8(b) below. The Performance Grant agreement is attached hereto as Exhibit C.

Example 1: If the Company first achieves non-GAAP operating profit of five percent (5%) in fiscal 2011, the second tranche of the Performance Grant shall vest on the second anniversary of the Effective Date, subject to Executive remaining employed with the Company through the second anniversary of the Effective Date.

Example 2: If the Company first achieves non-GAAP operating profit of five percent (5%) in fiscal 2012, the second tranche of the Performance Grant shall vest on the date that such financial results are publicly declared by the Company, subject to Executive remaining employed with the Company through such date.

(d) Annual Compensation Review. Beginning in 2012, the Compensation Committee of the Board will review Executive’s Base Salary, Target Annual Incentive opportunity and equity award status at least annually for possible increases or additional grants. Such review will be done in the first quarter of each fiscal year, with any such increases in compensation and/or benefits effective no later than March 31 of such year.

4. Employee Benefits.

(a) Generally. Executive will be eligible to participate in accordance with the terms of all Company employee benefit plans, policies and arrangements that are applicable to other executive officers of the Company, as such plans, policies and arrangements may exist from time to time.

(b) Vacation. Executive will be entitled to receive paid annual vacation in accordance with Company policy for other senior executive officers. In no event will Executive receive less than four (4) weeks of paid vacation time annually.

5. Expenses. The Company will reimburse Executive for reasonable travel, entertainment and other expenses incurred by Executive in the furtherance of the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time. The Company will also reimburse Executive, or directly pay, reasonable attorney’s fees related to the negotiation and review of this Agreement and related documentation up to a maximum of $10,000 provided Executive submits the invoice for such attorney’s fees no later than February 15, 2011. The Company shall reimburse the Executive for the attorney’s fees within 30 days after Executive submits the invoice for such attorney’s fees to the Company, but in no event later than March 15, 2011.

6. Term and Termination of Employment. In the event Executive’s employment with the Company terminates for any reason, Executive will be entitled to any (a) unpaid Base Salary accrued up to the effective date of termination; (b) unpaid, but earned and accrued annual incentive for any completed fiscal year as of his termination of employment; (c) pay for accrued but unused vacation; (d) benefits or compensation as provided under the terms of any employee benefit and compensation agreements or plans applicable to Executive; (e) unreimbursed business expenses required to be reimbursed to Executive; and (f) rights to indemnification Executive may have under the Company’s Articles of Incorporation, Bylaws, the Agreement, or separate indemnification agreement, as applicable. In addition, if the termination is by the Company without Cause or Executive resigns for Good Reason, Executive will be entitled to amounts and benefits specified in Section 8.

7. Survival of Covenants.

(a) Non-solicitation and Non-competition. The Executive agrees that during the Employment Term and for twelve (12) months thereafter, Executive will not solicit any employee of the Company for employment other than at the Company or one of its subsidiaries or affiliates, and that for the Employment Term will not directly or indirectly engage in, have any ownership interest in or participate in any entity that competes with the Company in any substantial business of the Company or any business reasonably expected to become a substantial business of the Company. Executive’s passive ownership of not more than 1% of any publicly traded company and/or 5% ownership of any privately held company will not constitute a breach of this Section 7(a).

(b) Nondisparagement. During the Employment Term and for twelve (12) months thereafter, Executive will not knowingly and materially disparage, criticize, or otherwise make any derogatory statements regarding the Company, the members of the Board or the Chief Executive staff. During the Employment Term and for twelve (12) months thereafter, members of the Board and the Chief Executive staff will not knowingly and materially publicly disparage, criticize, or otherwise make any derogatory statements regarding Executive. Notwithstanding the foregoing, nothing contained in this Agreement will be deemed to restrict Executive, the Company or any of the Company’s current or former officers and/or directors from providing information to any governmental or regulatory agency (or in any way limit the content of any such information) to the extent they are required to provide such information pursuant to applicable law or regulation.

8. Severance.

(a) Involuntary Termination other than in Connection with a Change of Control. If Executive’s employment is terminated pursuant to an Involuntary Termination, and such termination is not within three (3) months prior to or within twelve (12) months following a Change of Control Merger, then, subject to Section 8(d), Executive will receive: (i) on the next payroll date following his termination, a lump-sum payment equal to the sum of twelve (12) months of Executive’s then current Base Salary plus the Target Annual Incentive for the year in which the termination occurs (less applicable tax withholdings), pro-rated to reflect any partial Company fiscal year of work; (ii) twelve (12) months accelerated vesting with respect to Executive’s then outstanding, unvested equity awards, other than the Performance Grant; (iii) 100% Company-paid premiums paid for continued health, dental and vision benefits for Executive (and any eligible dependents) under the Company’s health, dental and vision plans until the earlier of (x) eighteen (18) months, (provided Executive validly elects to continue coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) or (y) the date upon which Executive and Executive’s eligible dependents become covered under similar plans; and (iv) any bonuses earned prior to the termination of employment but deferred solely due to Company policy shall be paid out at the earliest time as would not give rise to additional taxation under Internal Revenue Code Section 409A (“Section 409A”).

(b) Involuntary Termination in Connection with a Change of Control. If Executive’s employment is terminated pursuant to an Involuntary Termination, and such termination is within three (3) months prior to or within twelve (12) months following a Change of Control Merger, then, subject to Section 8(d), Executive will receive: (i) on the next payroll date following his termination, a lump-sum payment equal to eighteen (18) months of Executive’s then current Base Salary, (ii) on the next payroll date following his termination, a lump-sum payment equal to one hundred and fifty percent (150%) of the greater of (A) the Target Annual Incentive for the year in which the termination occurs, or (B) Executive’s average yearly Annual Incentive payout for the prior twenty-four (24) month period; (iii) one hundred percent (100%) accelerated vesting with respect to Executive’s then outstanding, unvested service-based vesting equity awards; (iv) one hundred percent (100%) accelerated vesting at on-target levels for all equity awards with performance-based vesting in which the performance period has not yet lapsed; (v) 100% Company-paid premiums paid for continued health, dental and vision benefits for Executive (and any eligible dependents) under the Company’s health, dental and vision plans until the earlier of (x) eighteen (18) months, (provided Executive validly elects to continue coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) or (y) the date upon which Executive and Executive’s eligible dependents become covered under similar plans; and (vi) any bonuses earned prior to the termination of employment but deferred solely due to Company policy shall be paid out at the earliest time as would not give rise to additional taxation under Section 409A.

(c) Voluntary Termination Without Good Reason or Termination for Cause. If Executive’s employment terminates outside of an Involuntary Termination, including due to Executive’s death or Disability, then, except as provided in Section 6, (i) all further vesting of Executive’s outstanding equity awards will terminate immediately; and (ii) all payments of compensation by the Company to Executive hereunder will terminate immediately.

(d) Separation Agreement and Release of Claims. Receipt of the severance payments and benefits specified in this section 8 shall be contingent on Executive’s (or Executive’s estate, in the event of Executive’s death) execution of a full release of all claims against the Company in substantially the form attached to this Agreement as Exhibit D, and the lapse of any statutory period for revocation, and such release becoming effective in accordance with its terms within fifty-two (52) days following the termination date. Any severance payment to which Executive otherwise would have been entitled during such fifty-two (52) day period shall be paid by the Company in full on the fifty-third (53d) day following Executive’s employment termination date or such later date as is required to avoid the imposition of additional taxes under Section 409A.

(e) No Duty to Mitigate. Executive will not be required to mitigate the amount of any payment contemplated by this Agreement, nor will any earnings that Executive may receive from any other source reduce any such payment.

9. Code Section 280G Best Results. If any payment or benefit Executive would receive pursuant to this Agreement or otherwise, including accelerated vesting of any equity compensation (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be reduced to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order: (A) cash payments shall be reduced first and in reverse chronological order such that the cash payment owed on the latest date following the occurrence of the event triggering such excise tax will be the first cash payment to be reduced; (B) accelerated vesting of stock awards shall be cancelled/reduced next and in the reverse order of the date of grant for such stock awards (i.e., the vesting of the most recently granted stock awards will be reduced first), with full-value awards reversed before any stock option or stock appreciation rights are reduced; and (C) employee benefits shall be reduced last and in reverse chronological order such that the benefit owed on the latest date following the occurrence of the event triggering such excise tax will be the first benefit to be reduced.

The Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder and perform the foregoing calculations. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and Executive within fifteen (15) calendar days after the date on which right to a Payment is triggered (if requested at that time by the Company or Executive) or such other time as requested by the Company or Executive. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and Executive.

10. Definitions.

(a) Cause. For purposes of this Agreement, “Cause” will mean: (i) any act of personal dishonesty taken by the Executive in connection with his responsibilities hereunder and intended to result in substantial personal enrichment of the Executive, (ii) Executive’s conviction of, or plea of nolo contendere to, a felony, (iii) a willful act by the Executive which constitutes gross misconduct and which is injurious to the Company or its affiliates, and (iv) following delivery to the Executive of a written demand for performance from the Company which describes the basis for the Company’s belief that the Executive has not substantially performed his duties, continued violations by the Executive of the Executive’s obligations to the Company which are demonstrably willful and deliberate on the Executive’s part.

(b) “Change of Control Merger.” For purposes of this Agreement, “Change of Control Merger” will mean a Merger in which the stockholders of the Company immediately prior to the Merger hold less than 50% of the outstanding voting equity securities of the Successor Corporation following the Merger.

(c) “Disability.” For purposes of this Agreement, “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code.

(d) “Merger.” For purposes of this Agreement, “Merger” means a merger of the Company with or into another corporation, or the sale of all or substantially all of the assets of the Company.

(e) Involuntary Termination. For purposes of this Agreement, “Involuntary Termination” will mean (i) without the Executive’s express written consent, a significant reduction of the Executive’s duties, authority or responsibilities immediately prior to such reduction: (ii) a material reduction in the total cash compensation of the Executive (other than pursuant to partial or no Annual Target Incentive payouts due to failure to achieve the performance milestones): (iii) the relocation of the Executive to a facility or a location more than thirty (30) miles from the Executive’s then present location, without the Executive’s express written consent; or (iv) any purported termination of the Executive which is not effected for Disability, Executive’s death or for Cause, or any purported termination for which the grounds relied upon are not valid. In addition, for

(i), (ii) or (iii) above to qualify as an Involuntary Termination, the Executive must provide written notice to the Company of the existence of the one or more of the above conditions within 90 days of its initial existence and the Company must be provided with at least 30 days to remedy the condition.

11. Indemnification. Subject to applicable law, Executive will be provided indemnification to the maximum extent permitted by the Company’s Articles of Incorporation or Bylaws, including, if applicable, any directors and officers insurance policies, with such indemnification to be on terms determined by the Board or any of its committees, but on terms no less favorable than provided to any other Company executive officer or director and subject to the terms of any separate written indemnification agreement.

12. Confidential Information. Executive will execute the Company’s standard form of Employee Confidential Information and Invention agreement (the “Proprietary Information Agreement”).

13. Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive’s death, and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation, or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance, or other disposition of Executive’s right to compensation or other benefits will be null and void.

14. Notices. All notices, requests, demands and other communications called for hereunder will be in writing and will be deemed given (a) on the date of delivery if delivered personally; (b) one (1) day after being sent overnight by a well-established commercial overnight service, or (c) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

If to the Company:

Attn: General Counsel

Echelon Corporation

550 Meridian Avenue

San Jose, CA 95126

If to Executive:

at the last residential address known by the Company

(a) Severability. If any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement will continue in full force and effect without said provision.

15. Integration. This Agreement, together with the Proprietary Information Agreement and the equity award agreements covering Executive’s equity awards, represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements or plans whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in a writing and signed by duly authorized representatives of the parties hereto. In entering into this Agreement, no party has relied on or made any representation, warranty, inducement, promise, or understanding that is not in this Agreement. To the extent that any provisions of this Agreement conflict with those of any other agreement, including the standard Proprietary Information Agreement to be signed upon Executive’s hire, the terms in this Agreement will prevail.

16. Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

17. Headings. All captions and Section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

18. Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

19. Governing Law. This Agreement will be governed by the laws of the State of California, without regard to its conflict of laws provisions.

20. Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

21. Section 409A. Notwithstanding anything to the contrary in this Agreement, no Deferred Compensation Separation Benefits payable under this Agreement will be considered due or payable until and unless Executive has a “separation from service” within the meaning of Section 409A of the U.S. Internal Revenue Code of 1986, as amended and the final regulations and any guidance promulgated under Section 409A, as each may be amended from time to time (together, “Section 409A”). Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A at the time of Executive’s “separation from service” other than due to Executive’s death, then any severance benefits payable pursuant to this Agreement and any other severance payments or separation benefits, that in each case when considered together may be considered deferred compensation under Section 409A (together, the “Deferred Compensation Separation Benefits”) and are otherwise due to Executive on or within the six (6) month period following Executive’s “separation from service” will accrue during such six (6) month period and will instead become payable in a lump sum payment on the date six (6) months and one (1) day following the date of Executive’s “separation from service.” All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment and benefit payable under this Agreement is intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

Notwithstanding anything to the contrary in this Agreement, if Executive dies following his “separation from service” but prior to the six (6) month anniversary of the date of his “separation from service,” then any Deferred Compensation Separation Benefits delayed in accordance with this Section will be payable in a lump sum as soon as administratively practicable after the date of Executive’s death, but not later than ninety (90) days after the date of Executive’s death, and all other Deferred Compensation Separation Benefits will be payable in accordance with the payment schedule applicable to each payment or benefit.

Payments reimbursable or payable under Section 5 of this Agreement for attorney’s fees incurred in connection with the review and documentation of this Agreement and related documentation shall be paid or reimbursed no later than March 15, 2011.

It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided under this Agreement will be subject to the additional tax imposed under Section 409A, and any ambiguities in this Agreement will be interpreted to so comply. The Company and Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition under Section 409A prior to actual payment to Executive.

22. Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by a duly authorized officer, as of the day and year written below.

COMPANY:

ECHELON CORPORATION

M. Kenneth Oshman	Date

By:

EXECUTIVE:

Ronald A. Sege	Date

EXHIBIT A

ECHELON CORPORATION

STOCK APPRECIATION RIGHT AGREEMENT

TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

By executing the Grant Acceptance process and using the services on this Smith Barney Benefit Access® website, you, the Employee and Echelon Corporation (the “Company”) agree that this Award is granted under and governed by the terms and conditions of Company’s 1997 Stock Plan (the “Plan”) and the Terms and Conditions of Stock Appreciation Rights (the “Agreement”), and pursuant to Employee’s employment agreement with the Company effective as of August 19, 2010 (the “Employment Agreement”). Employee has reviewed the Plan and this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Award and fully understands provisions of the Plan and this Agreement.

The Company hereby grants you, the Employee, a stock appreciation right covering 250,000 shares (the “SAR”) under the Plan and as set forth in the Employment Agreement, to exercise in exchange for a payment from the Company pursuant to this SAR Agreement. However, as provided in the Agreement, this SAR may expire earlier than the Expiration Date.

1. Grant of SAR. The Company hereby grants to the Employee under the Company’s 1997 Stock Plan a Stock Appreciation Right (“SAR”) pertaining to all or any part of an aggregate of 250,000 shares as set forth in the Summary of Grant, which SAR entitles the Employee to exercise the SAR in exchange for Shares in the amount determined under paragraph 6 below.

2. Vesting Schedule. Subject to accelerated vesting as set forth in the Employment Agreement, the right to exercise this SAR will vest as to 25% of the covered shares on each anniversary of the grant, so as to be 100% vested on the fourth anniversary of the grant date, subject to the Employee’s continued employment by the Company on each scheduled vesting date. Notwithstanding anything in this paragraph 2 to the contrary, and except as otherwise provided by the Administrator, vesting of the SAR will be suspended during any unpaid leave of absence other than military leave and will resume on the date the Employee returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the SAR at any time, subject to the terms of the Plan. If so accelerated, such SAR (or the portion thereof) will be considered as having vested as of the date specified by the Administrator.

3. Exercise of SAR.

(a) Grant Price. The purchase price per Share for this SAR (the “Grant Price”) shall be the amount set forth in the Summary of Grant which is the Fair Market Value of a Share on the Grant Date.

(b) Right to Exercise. This SAR is exercisable during its term in accordance with the vesting schedule set forth in the Summary of Grant and the applicable provisions of the Plan and this Agreement.

(c) Method of Exercise. This SAR is exercisable by (i) delivery of an exercise notice, in the form and manner determined by the Administrator, or (ii) following an electronic or other exercise procedure prescribed by the Administrator (which may require the Employee to exercise this SAR through the Company’s designated broker or administrator), which in either case shall state the election to exercise the SAR, the number of Shares in respect of which the SAR is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. Subject to paragraph 8, the Employee shall provide payment of any applicable withholding taxes arising in connection with such exercise. This SAR shall be deemed to be exercised upon receipt by the Company of a fully executed exercise notice or completion of such exercise procedure, as the Administrator may determine in its sole discretion, accompanied by any applicable withholding taxes.

4. Death of Employee. In the event that the Employee dies while in the employ of the Company and/or a Parent or Subsidiary, the administrator or executor of the Employee’s estate (or such other person to whom the SAR is transferred pursuant to the Employee’s will or in accordance with the laws of descent and distribution), may exercise any vested but unexercised portion of the SAR within the period set forth in the Summary of Grant. Any such transferee must furnish the Company (a) written notice of his or her status as a transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of this SAR and compliance with any laws or regulations pertaining to such transfer, and (c) written acceptance of the terms and conditions of this SAR as set forth in this Agreement.

5. Persons Eligible to Exercise SAR. Except as provided in paragraph 4 above or as otherwise determined by the Administrator in its discretion, this SAR shall be exercisable during the Employee’s lifetime only by the Employee, or by a permissible transferee who has been transferred the SAR pursuant to Section 14 hereof.

6. Payment of SAR Amount. Upon exercise of this SAR, the Employee shall be entitled to receive the number of Shares (the “SAR Amount”), less applicable withholdings, determined by (i) multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Grant Price; times (b) the number of Shares with respect to which this SAR is exercised, and (ii) dividing the product of (a) and (b) by the Fair Market Value of a Share on the

date of exercise. The SAR Amount shall be paid solely in whole Shares; any fractional amount shall be rounded down to the nearest whole share. Shares issued pursuant to the exercise of this SAR may be delivered in book form or listed in street name with a brokerage company of the Company’s choice.

No payment shall be made pursuant to the exercise of this SAR unless such payment complies with Applicable Laws. Assuming such compliance, for income tax purposes, the payment shall be considered transferred to the Employee on the date the SAR is exercised with respect to such Exercised Shares.

7. Term of SAR. This SAR may be exercised only within the term set out in the Summary of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

8. Tax Withholding and Payment Obligations. When the Shares are issued as payment for the exercise of this SAR, the Employee will recognize immediate U.S. taxable income if the Employee is a U.S. taxpayer. If the Employee is a non-U.S. taxpayer, the Employee will be subject to applicable taxes in his or her jurisdiction. The Company (or the employing Parent or Subsidiary) will withhold a portion of the Shares otherwise issuable in payment for the exercise of this SAR that have an aggregate market value sufficient to pay the minimum federal, state and local income, employment and any other applicable taxes required to be withheld by the Company (or the employing Parent or Subsidiary) with respect to the Shares. No fractional Shares will be withheld or issued pursuant to the exercise of this SAR and the issuance of Shares thereunder; any additional withholding necessary for this reason will be done by the Company through the Employee’s paycheck except as otherwise provided herein with respect to an Employee who is an “executive officer” of the Company within the meaning of Section 402 of the Sarbanes Oxley Act of 2002 (an “Executive Officer”). With respect to an Employee who is an Executive Officer, the Employee hereby agrees to pay the Company, on or prior to the date of exercise, by cash or check an amount equal to such additional withholding unless the Company otherwise determines that withholding such amount from the Employee’s paycheck in accordance with the preceding sentence would not violate Section 402 of the Sarbanes Oxley Act of 2002. The Employee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to make the SAR Payment required under this Agreement if such amount is not delivered at the time of exercise. In the event that the cash amounts withheld by the Company exceed the withholding taxes that are due after the automatic withholding of whole Shares, the Company will reimburse the Employee for the excess amounts. In the event the withholding requirements are not satisfied through the withholding of Shares (or, through the Employee’s paycheck, as indicated above), no payment will be made to the Employee (or his or her estate) for SARs unless and until satisfactory arrangements (as determined by the Administrator) have been made by the Employee with respect to the payment of any income and other taxes which the Company determines must be withheld or collected with respect to such SARs. By accepting this SAR award, the Employee expressly consents to the withholding of Shares and to any cash withholding as provided for in this paragraph 8. All income and other taxes related to this SAR award and any Shares delivered in payment thereof are the sole responsibility of the Employee.

9. Suspension of Exercisability. This SAR, in the sole discretion of the Company, may not be exercised, in whole or in part, and the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares, the filing of quarterly reports and the completion of any restatement of financial statements required under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of exercise of the SAR as the Administrator may establish from time to time for reasons of administrative convenience. Any suspension of exercise or delay in the issuance of Shares as a result of one or more of the foregoing conditions shall not extend the Expiration Date of this SAR, and the Company shall have no further obligation or liability with respect to this SAR as of and following the Expiration Date.

10. Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any of the Shares covered by this SAR unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Employee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

11. Termination Period. Subject to Section 3(c) of the Employment Agreement, this SAR will be exercisable for thirty (30) days after the Employee ceases to be a Service Provider, unless such termination is due to the Employee’s death or Disability, in which case this SAR will be exercisable for twelve (12) months after the Employee ceases to be a Service Provider. Notwithstanding the foregoing, in no event may this SAR be exercised after the Expiration Date as set forth in the Summary of Grant.

12. No Effect on Employment. Subject to any employment contract with the Employee, the terms of such employment will be determined from time to time by the Company, or the Parent or Subsidiary employing the Employee, as the case may be, and the Company, or the Parent or Subsidiary employing the Employee, as the case may be, will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause. The transactions contemplated hereunder and the vesting schedule set forth in the Summary of Grant do not constitute an express or implied promise of continued employment for any period of time.

13. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of the Human Resources Department, at Echelon Corporation, 550 Meridian Avenue, San Jose, CA 95126, or at such other address as the Company may hereafter designate in writing.

14. Transferability. Notwithstanding Section 10 of the Plan, this Award may be transferred by the Employee to any trust established for the sole benefit of the Employee or the Employee’s spouse or direct lineal descendents, so long as such transferees are permitted transferees pursuant to SEC rules promulgated in connection with Form S-8 (or its successor), provided that the Employee is the sole trustee of such trust, and further provided that such transferees shall be subject to the same terms and conditions, including vesting, as Employee was immediately prior to the transfer.

15. Restrictions on Sale of Securities. The Shares issued upon exercise of this SAR will be registered under the federal securities laws and will be freely tradable upon receipt. However, your subsequent sale of the Shares will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.

16. Binding Agreement. Subject to the limitation on the transferability of this SAR contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

17. Plan Governs. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms and phrases used and not defined in this Agreement shall have the meaning set forth in the Plan.

18. Administrator Authority. The Administrator shall have all discretion, power, and authority to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith (including, but not limited to, the determination of whether or not any SARs have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Employee, the Company and all other interested persons, and will be given the maximum deference permitted by law. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

19. Captions. The captions provided herein are for convenience only and are not to serve as a basis for the interpretation or construction of this Agreement.

20. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

21. Modifications to the Agreement. This Agreement and the Employment Agreement constitute the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein and in the Employment Agreement.

22. Amendment, Suspension, or Termination of the Plan. By accepting this SAR, the Employee expressly warrants that he or she has received a SAR to purchase stock under the Plan, and has received, read and understood a description of the Plan. The Employee understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

23. Section 409A. Under Section 409A of the Internal Revenue Code of 1986, as amended, a SAR that vests after December 31, 2004, that was granted with a per share Grant Price that is determined by the Internal Revenue Service (the “IRS”) to be less than the fair market value of a share of common stock on the date of grant (a “discount SAR”) may be considered “deferred compensation.” A SAR that is a “discount SAR” may result in (i) income recognition by the Employee prior to the exercise of the SAR, (ii) an additional twenty percent (20%) tax, and (iii) potential penalty and interest charges. The Employee acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share Grant Price of this SAR equals or exceeds the Fair Market Value of a Share on the date of grant in a later examination. The Employee agrees that if the IRS determines that this SAR was granted with a per Share Grant Price that was less than the Fair Market Value of a Share on the date of grant, the Employee will be solely responsible for the Employee’s costs related to such a determination.

24. Notice of Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws.

o 0 o

EXHIBIT B

ECHELON CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD

By executing the Grant Acceptance process and using the services on this Smith Barney Benefit Access® website, you the Employee and Echelon Corporation (the “Company”) agree that this Award is granted under and governed by the terms and conditions of the Company’s 1997 Stock Plan (“Plan”) and the Terms and Conditions of Restricted Stock Award (the “Agreement”), and pursuant to Employee’s employment agreement with the Company effective as of August 19, 2010 (the “Employment Agreement”). Employee has reviewed the Plan and this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Award and fully understands provisions of the Plan and this Agreement.

The Company hereby grants the Employee an award of Restricted Stock under the Plan. This Award is subject to the provisions of the Employment Agreement, the Agreement and of the Plan.

Vesting of Restricted Stock: Subject to accelerated vesting as set forth in the Employment Agreement, this Award shall vest and the Company’s right to reacquire the Restricted Stock will lapse as to 25% of the Shares of Restricted Stock on each anniversary of the grant, so as to be 100% vested on the fourth anniversary of the grant date, subject to the Employee’s continued employment by the Company on each scheduled vesting date.

IMPORTANT:

Your signature below indicates your agreement and understanding that this Award is subject to all of the terms and conditions contained in Appendix A and the Plan. For example, important additional information on vesting and forfeiture of the Restricted Stock is contained in paragraphs 2 through 5 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.

ECHELON CORPORATION	EMPLOYEE

[NAME]	Ronald A. Sege

[TITLE]

Date: , 2010	Date: , 2010

APPENDIX A

TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD

Grant #

1. Grant. The Company hereby grants to the Employee under the Plan one hundred and twenty-five thousand (125,000) Shares of Restricted Stock, subject to all of the terms and conditions in the Employment Agreement, this Agreement and the Plan. Par value will be deemed paid by the Employee for each Share of Restricted Stock by future services rendered by the Employee, and will be subject to the appropriate tax withholdings.

2. Escrow of Shares.

(a) All Shares of Restricted Stock will, upon execution of this Agreement, be delivered and deposited with an escrow holder designated by the Company (the “Escrow Holder”). The Shares of Restricted Stock will be held by the Escrow Holder until such time as the Shares of Restricted Stock vest or the date the Employee ceases to be an Employee of the Company.

(b) The Escrow Holder will not be liable for any act it may do or omit to do with respect to holding the Shares of Restricted Stock in escrow while acting in good faith and in the exercise of its judgment.

(c) Subject to Section 3(c) of the Employment Agreement, upon the Employee’s termination as an Employee for any reason, the Escrow Holder, upon receipt of written notice of such termination, will take all steps necessary to accomplish the transfer of the unvested Shares of Restricted Stock to the Company. The Employee hereby appoints the Escrow Holder with full power of substitution, as the Employee’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Employee to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares of Restricted Stock to the Company upon such termination.

(d) The Escrow Holder will take all steps necessary to accomplish the transfer of Shares of Restricted Stock to the Employee after they vest following the Employee’s request that the Escrow Holder do so.

(e) Subject to the terms hereof, the Employee will have all the rights of a stockholder with respect to the Shares while they are held in escrow, including without limitation, the right to vote the Shares and to receive any cash dividends declared thereon.

(f) The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Restricted Stock or otherwise note its records as to the restrictions on transfer set forth in this Agreement.

3. Vesting Schedule/Period of Restriction. Except as otherwise provided in paragraph 4 of this Agreement, and subject to paragraph 5, the Shares of Restricted Stock awarded by this Agreement shall vest in accordance with the vesting schedule set forth in the Notice of Grant, subject to the Employee’s continuing to be an Employee on each relevant vesting date. Notwithstanding anything in this paragraph 3 to the contrary, and except as otherwise provided by the Administrator, vesting of the Shares of Restricted Stock shall be suspended during any unpaid leave of absence other than military leave and will resume on the date the Employee returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence.

4. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Shares of Restricted Stock at any time, subject to the terms of the Plan. If so accelerated, such Shares of Restricted Stock will be considered as having vested as of the date specified by the Administrator.

5. Forfeiture. Notwithstanding any contrary provision of this Agreement and subject to Section 3(c) of the Employment Agreement, the balance of the Shares of Restricted Stock that have not vested pursuant to paragraphs 3, 4 or 11 at the time of the Employee’s termination as an Employee for any or no reason will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date of such termination and the Employee will have no further rights thereunder. The Employee hereby appoints the Escrow Agent with full power of substitution, as the Employee’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Employee to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares to the Company upon such termination of service.

6. Death of Employee. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the administrator or executor of the Employee’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7. Withholding of Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares of Restricted Stock may be released from the escrow established pursuant to paragraph 2, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by the Employee with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. The Company will withhold a portion of the vested Shares that have an aggregate market value sufficient to pay the minimum federal, state and local income, employment and any other applicable taxes required to be withheld by the Company. No fractional Shares will be withheld or issued pursuant to the grant of Restricted Stock and the release of vested Shares thereunder; any additional withholding necessary for this reason will be done by the Company through the

Employee’s paycheck. The Company, in its discretion, may, and with respect to its executive officers (as determined by the Company) will, withhold an amount equal to two (2) times the fair market value of a Share from the last paycheck due to the Employee prior to the vesting of the Shares of Restricted Stock. In the event that the cash amounts withheld by the Company exceed the withholding taxes that are due after the automatic withholding of whole Shares, the Company will reimburse the Employee for the excess amounts. By accepting this Award, the Employee expressly consents to the withholding of Shares and to any additional cash withholding as provided for in this paragraph 7.

8. Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee or the Escrow Agent (including through electronic delivery to a brokerage account). Except as provided in paragraph 2, after such issuance, recordation and delivery, the Employee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9. No Effect on Employment. Subject to any employment contract with the Employee, including the Employment Agreement, the terms of Employee’s employment will be determined from time to time by the Company, or the Affiliate employing the Employee, as the case may be, and the Company, or the Affiliate employing the Employee, as the case may be, will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause. The transactions contemplated hereunder and the vesting schedule set forth in the Notice of Grant do not constitute an express or implied promise of continued employment for any period of time.

10. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of Human Resources Department, at Echelon Corporation, 550 Meridian Avenue, San Jose, CA 95126, or at such other address as the Company may hereafter designate in writing.

11. Changes in Shares of Restricted Stock. In the event that as a result of a stock or extraordinary cash dividend, stock split, distribution, reclassification, recapitalization, combination of Shares or the adjustment in capital stock of the Company or otherwise, or as a result of a merger, consolidation, spin-off or other corporate transaction or event, Shares of Restricted Stock will be increased, reduced or otherwise affected, and by virtue of any such event the Employee will in his or her capacity as owner of unvested Shares of Restricted Stock which have been awarded to him or her (the “Prior Shares of Restricted Stock”) be entitled to new or additional or different shares of stock, cash or other securities or property (other than rights or warrants to purchase securities); such new or additional or different shares, cash or securities or property will thereupon be considered to be unvested Shares of Restricted Stock and will be subject to all of the conditions and restrictions that were applicable to the Prior Shares of Restricted Stock pursuant to this Agreement and the Plan. If the Employee receives rights or warrants with respect to any Prior Shares of Restricted Stock, such rights or warrants may be held or exercised by the Employee, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be unvested Shares of Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the Prior Shares of Restricted Stock pursuant to the Plan and this Agreement. The Administrator in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

12. Transferability. Notwithstanding Section 10 of the Plan, this Award may be transferred by the Employee to any trust established for the sole benefit of the Employee or the Employee’s spouse or direct lineal descendents, so long as such transferees are permitted transferees pursuant to SEC rules promulgated in connection with Form S-8 (or its successor), provided that the Employee is the sole trustee of such trust, and further provided that such transferees shall be subject to the same terms and conditions, including vesting, as Employee was immediately prior to the transfer

13. Restrictions on Sale of Securities. The vested Shares released from escrow under this Agreement will be registered under the federal securities laws and will be freely tradable upon receipt. However, your subsequent sale of the Shares will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.

14. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

15. Additional Conditions to Release from Escrow. The Company shall not be required to issue any certificate or certificates for Shares hereunder or release such Shares from the escrow established pursuant to paragraph 2 prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the Restricted Stock as the Administrator may establish from time to time for reasons of administrative convenience.

16. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

17. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares of Restricted Stock have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Employee, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

18. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

19. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

20. Modifications to the Agreement. This Agreement, the Plan and the Employment Agreement constitute the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein and in the Employment Agreement. Notwithstanding anything to the contrary in the Plan or this Agreement, the parties agree to work in good faith to revise this Agreement as necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Award of Restricted Stock.

21. Amendment, Suspension or Termination of the Plan. By accepting this Award, the Employee expressly warrants that he or she has received an Award of Restricted Stock under the Plan, and has received, read and understood a description of the Plan. The Employee understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

22. Notice of Governing Law. This grant of Restricted Stock shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws.

[Performance Grant]

EXHIBIT C

ECHELON CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD

By executing the Grant Acceptance process and using the services on this Smith Barney Benefit Access® website, you the Employee and Echelon Corporation (the “Company”) agree that this Award is granted under and governed by the terms and conditions of the Company’s 1997 Stock Plan (“Plan”) and the Terms and Conditions of Restricted Stock Award (the “Agreement”), and pursuant to Employee’s employment agreement with the Company effective as of August 19, 2010 (the “Employment Agreement”). Employee has reviewed the Plan and this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Award and fully understands provisions of the Plan and this Agreement.

The Company hereby grants the Employee an award of Restricted Stock under the Plan. This Award is subject to the provisions of the Employment Agreement, the Agreement and of the Plan.

Vesting of Restricted Stock: Subject to accelerated vesting as set forth in the Employment Agreement, fifty percent (50%) of the Shares of Restricted Stock will vest only if Employee remains employed with the Company through the first anniversary of the grant date and only if the Company reports four consecutive quarters of cumulative non-GAAP operating profitability following the Effective Date and on or prior to April 1, 2015. The remaining fifty percent (50%) of the Shares of Restricted Stock will vest only if Employee remains with the Company through the second anniversary of the grant date and only if the Company reports a completed Company fiscal year with non-GAAP operating profit equal to or exceeding five percent (5%) of the Company’s GAAP annual revenue following the Effective Date and on or prior to April 1, 2015. For the purpose of calculating non-GAAP operating profit, the Company’s GAAP operating profit shall be adjusted to exclude equity compensation expenses and any other extraordinary expense, as reasonably determined by the Compensation Committee of the Board. Each tranche of the Restricted Stock Award shall vest on the first date that both the service-based vesting requirement and the profit-based metric are attained. In all events, the vesting of the Restricted Stock Award is further subject to Employee remaining employed with the Company through the vesting date.

Example 1: If the Company first achieves non-GAAP operating profit of five percent (5%) in fiscal 2011, the second tranche of the Restricted Stock grant shall vest on the second anniversary of the Effective Date, subject to the Employee remaining employed with the Company through the second anniversary of the Effective Date.

Example 2: If the Company first achieves non-GAAP operating profit of five percent (5%) in fiscal 2012, the second tranche of the Restricted Stock grant shall vest on the date that such financial results are publicly declared by the Company, subject to the Employee remaining employed with the Company through such date.

IMPORTANT:

Your signature below indicates your agreement and understanding that this Award is subject to all of the terms and conditions contained in Appendix A and the Plan. For example, important additional information on vesting and forfeiture of the Restricted Stock is contained in paragraphs 2 through 5 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.

ECHELON CORPORATION	EMPLOYEE

[NAME]	Ronald A. Sege

[TITLE]

Date: , 2010	Date: , 2010

APPENDIX A

TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD

Grant #

1. Grant. The Company hereby grants to the Employee under the Plan one hundred and twenty-five thousand (125,000) Shares of Restricted Stock, subject to all of the terms and conditions in the Employment Agreement, this Agreement and the Plan. Par value will be deemed paid by the Employee for each Share of Restricted Stock by future services rendered by the Employee, and will be subject to the appropriate tax withholdings.

2. Escrow of Shares.

(a) All Shares of Restricted Stock will, upon execution of this Agreement, be delivered and deposited with an escrow holder designated by the Company (the “Escrow Holder”). The Shares of Restricted Stock will be held by the Escrow Holder until such time as the Shares of Restricted Stock vest or the date the Employee ceases to be an Employee of the Company.

(b) The Escrow Holder will not be liable for any act it may do or omit to do with respect to holding the Shares of Restricted Stock in escrow while acting in good faith and in the exercise of its judgment.

(c) Subject to Section 3(c) of the Employment Agreement, upon the Employee’s termination as an Employee for any reason, the Escrow Holder, upon receipt of written notice of such termination, will take all steps necessary to accomplish the transfer of the unvested Shares of Restricted Stock to the Company. The Employee hereby appoints the Escrow Holder with full power of substitution, as the Employee’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Employee to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares of Restricted Stock to the Company upon such termination.

(d) The Escrow Holder will take all steps necessary to accomplish the transfer of Shares of Restricted Stock to the Employee after they vest following the Employee’s request that the Escrow Holder do so.

(e) Subject to the terms hereof, the Employee will have all the rights of a stockholder with respect to the Shares while they are held in escrow, including without limitation, the right to vote the Shares and to receive any cash dividends declared thereon.

(f) The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Restricted Stock or otherwise note its records as to the restrictions on transfer set forth in this Agreement.

3. Vesting Schedule/Period of Restriction. Except as otherwise provided in paragraph 4 of this Agreement, and subject to paragraph 5, the Shares of Restricted Stock awarded by this Agreement shall vest in accordance with the vesting schedule set forth in the Notice of Grant, subject to the Employee’s continuing to be an Employee on each relevant vesting date. Notwithstanding anything in this paragraph 3 to the contrary, and except as otherwise provided by the Administrator, vesting of the Shares of Restricted Stock shall be suspended during any unpaid leave of absence other than military leave and will resume on the date the Employee returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence.

4. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Shares of Restricted Stock at any time, subject to the terms of the Plan. If so accelerated, such Shares of Restricted Stock will be considered as having vested as of the date specified by the Administrator.

5. Forfeiture. Notwithstanding any contrary provision of this Agreement and subject to Section 3(c) of the Employment Agreement, the balance of the Shares of Restricted Stock that have not vested pursuant to paragraphs 3, 4 or 11 at the time of the Employee’s termination as an Employee for any or no reason will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date of such termination and the Employee will have no further rights thereunder. The Employee hereby appoints the Escrow Agent with full power of substitution, as the Employee’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Employee to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares to the Company upon such termination of service.

6. Death of Employee. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the administrator or executor of the Employee’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7. Withholding of Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares of Restricted Stock may be released from the escrow established pursuant to paragraph 2, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by the Employee with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. The Company will withhold a portion of the vested Shares that have an aggregate market value sufficient to pay the minimum federal, state and local income, employment and any other applicable taxes required to be withheld by the Company. No fractional Shares will be withheld or issued pursuant to the grant of Restricted Stock and the release of vested Shares thereunder; any additional withholding necessary for this reason will be done by the Company through the

Employee’s paycheck. The Company, in its discretion, may, and with respect to its executive officers (as determined by the Company) will, withhold an amount equal to two (2) times the fair market value of a Share from the last paycheck due to the Employee prior to the vesting of the Shares of Restricted Stock. In the event that the cash amounts withheld by the Company exceed the withholding taxes that are due after the automatic withholding of whole Shares, the Company will reimburse the Employee for the excess amounts. By accepting this Award, the Employee expressly consents to the withholding of Shares and to any additional cash withholding as provided for in this paragraph 7.

8. Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee or the Escrow Agent (including through electronic delivery to a brokerage account). Except as provided in paragraph 2, after such issuance, recordation and delivery, the Employee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9. No Effect on Employment. Subject to any employment contract with the Employee, including the Employment Agreement, the terms of Employee’s employment will be determined from time to time by the Company, or the Affiliate employing the Employee, as the case may be, and the Company, or the Affiliate employing the Employee, as the case may be, will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause. The transactions contemplated hereunder and the vesting schedule set forth in the Notice of Grant do not constitute an express or implied promise of continued employment for any period of time.

10. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of Human Resources Department, at Echelon Corporation, 550 Meridian Avenue, San Jose, CA 95126, or at such other address as the Company may hereafter designate in writing.

11. Changes in Shares of Restricted Stock. In the event that as a result of a stock or extraordinary cash dividend, stock split, distribution, reclassification, recapitalization, combination of Shares or the adjustment in capital stock of the Company or otherwise, or as a result of a merger, consolidation, spin-off or other corporate transaction or event, Shares of Restricted Stock will be increased, reduced or otherwise affected, and by virtue of any such event the Employee will in his or her capacity as owner of unvested Shares of Restricted Stock which have been awarded to him or her (the “Prior Shares of Restricted Stock”) be entitled to new or additional or different shares of stock, cash or other securities or property (other than rights or warrants to purchase securities); such new or additional or different shares, cash or securities or property will thereupon be considered to be unvested Shares of Restricted Stock and will be subject to all of the conditions and restrictions that were applicable to the Prior Shares of Restricted Stock pursuant to this Agreement and the Plan. If the Employee receives rights or warrants with respect to any Prior Shares of Restricted Stock, such rights or warrants may be held or exercised by the Employee, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be unvested Shares of Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the Prior Shares of Restricted Stock pursuant to the Plan and this Agreement. The Administrator in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

12. Transferability. Notwithstanding Section 10 of the Plan, this Award may be transferred by the Employee to any trust established for the sole benefit of the Employee or the Employee’s spouse or direct lineal descendents, so long as such transferees are permitted transferees pursuant to SEC rules promulgated in connection with Form S-8 (or its successor), provided that the Employee is the sole trustee of such trust, and further provided that such transferees shall be subject to the same terms and conditions, including vesting, as Employee was immediately prior to the transfer

13. Restrictions on Sale of Securities. The vested Shares released from escrow under this Agreement will be registered under the federal securities laws and will be freely tradable upon receipt. However, your subsequent sale of the Shares will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.

14. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

15. Additional Conditions to Release from Escrow. The Company shall not be required to issue any certificate or certificates for Shares hereunder or release such Shares from the escrow established pursuant to paragraph 2 prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the Restricted Stock as the Administrator may establish from time to time for reasons of administrative convenience.

16. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

17. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares of Restricted Stock have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Employee, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

18. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

19. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

20. Modifications to the Agreement. This Agreement, the Plan and the Employment Agreement constitute the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein and in the Employment Agreement. Notwithstanding anything to the contrary in the Plan or this Agreement, the parties agree to work in good faith to revise this Agreement as necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Award of Restricted Stock.

21. Amendment, Suspension or Termination of the Plan. By accepting this Award, the Employee expressly warrants that he or she has received an Award of Restricted Stock under the Plan, and has received, read and understood a description of the Plan. The Employee understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

22. Notice of Governing Law. This grant of Restricted Stock shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws.

EXHIBIT D

ECHELON CORPORATION/RONALD A. SEGE

RELEASE OF CLAIMS

This Release of Claims (“Agreement”) is made by and between Echelon Corporation (the “Company”) and Ronald A. Sege (“Employee”).

WHEREAS, Employee has agreed to enter into a release of claims in favor of the Company upon certain events specified in the employment agreement by and between Company and Employee (the “Employment Agreement”).

NOW THEREFORE, in consideration of the mutual promises made herein, the Parties hereby agree as follows:

1. Termination. Employee’s employment from the Company terminated on                  (the “Termination Date”).

2. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Employment, Confidential Information and Invention Assignment Agreement, between Employee and the Company. Employee shall return all the Company property and confidential and proprietary information in his possession to the Company on the Effective Date of this Agreement.

3. Payment of Salary. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee.

4. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee, on behalf of himself, and his respective heirs, family members, executors and assigns, hereby fully and forever releases the Company and its past, present and future officers, agents, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns, from, and agrees not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,

(a) any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

(b) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, and Labor Code section 201, et seq. and section 970, et seq. and all amendments to each such Act as well as the regulations issued thereunder;

(e) any and all claims for violation of the federal, or any state, constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

(g) any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any severance obligations due Employee under the Employment Agreement. Nothing in this Agreement waives Employee’s rights to indemnification or any payments under any insurance policy, if any, provided by any act or agreement of the Company, state or federal law or policy of insurance.

5. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; (d) this Agreement shall not be effective until the revocation period has expired; and (e) nothing in this

Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law. Any revocation should be in writing and delivered to the Vice-President of Human Resources at the Company by close of business on the seventh day from the date that Employee signs this Agreement.

6. Civil Code Section 1542. Employee represents that he is not aware of any claims against the Company other than the claims that are released by this Agreement. Employee acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code 1542, below, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any statute or common law principles of similar effect.

7. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

8. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and he hereby waives any right, or alleged right, of employment or re-employment with the Company.

9. No Cooperation. Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.

10. No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Company, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to the Employee or to any third party.

11. Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

12. Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, including any potential claims of harassment, discrimination or wrongful termination shall be subject to binding arbitration, to the extent permitted by law, as specified in the Employment Agreement.

13. Authority. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement.

14. No Representations. Employee represents that he has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

15. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

16. Entire Agreement. This Agreement, along with the Employment, Confidential Information and Invention Assignment Agreement and Employee’s written equity compensation agreements with the Company, represents the entire agreement and understanding between the Company and Employee concerning Employee’s separation from the Company.

17. No Oral Modification. This Agreement may only be amended in writing signed by Employee and the CEO of the Company.

18. Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

19. Effective Date. This Agreement is effective eight (8) days after it has been signed by both Parties.

20. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

21. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) They have read this Agreement;

(b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) They understand the terms and consequences of this Agreement and of the releases it contains;

(d) They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Echelon Corporation

Dated: , 20	By

Ronald A. Sege, an individual

Dated: , 20